Exhibit 10.20

ASSIGNMENT OF RIGHTS UNDER PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF RIGHTS UNDER PURCHASE AND SALE AGREEMENT (this “Assignment”) is executed by and between JP REALTY PARTNERS, LTD. (“Assignor”) and JP-KBS RICHARDSON HOLDINGS, LLC, a Delaware limited liability company (“Assignee”).

WHEREAS, Assignor, as Buyer, and Equastone Palisades I, LLC, Equastone Palisades II, LLC, Equastone Palisades III, LLC, Equastone Greenway I, LLC, Equastone Greenway IA, LLC and Equastone Greenway II, LLC, as Sellers, executed that certain Purchase and Sale Agreement, dated as of August 4, 2011, as amended (the “Agreement”) with respect to five (5) office buildings and additional vacant land in Richardson, Texas (the “Properties”);

WHEREAS, Assignor desires to assign all its interest in the Agreement in the respective Properties to the Assignee in which a limited liability company controlled by Mark D. Jordan is the Managing Member;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.     Assignor hereby assigns to Assignee all of the Assignor’s rights, title and interest as the Purchaser under the terms of the Agreement. Each Assignee hereby assumes all of the duties and obligations of the Purchaser under the terms of the Agreement with respect to its respective Property, which arise from and after the date hereof.

2.     Assignor hereby indemnifies and agrees to hold harmless and defend Assignees from and against any and all loss, cost, damage, expense, action and cause of action paid, suffered or incurred by Assignee in connection with any duty or obligation of the Purchaser under the Agreement which arose on or prior to the date hereof.

3.     Assignor hereby represents and warrants Assignee that (i) the Agreement is in full force and effect and, (ii) neither Assignor, nor Seller, is in default under the Agreement and no event or condition exists which, with the giving of notice and/or lapse of time, would constitute such a default.

4.     This Assignment shall be governed by and construed in accordance with the laws of the State of Texas. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignees and their respective successors and assigns.

[Signature pages to follow.]

EXECUTED EFFECTIVE as the 31st day of October, 2011.

ASSIGNOR:	JP REALTY PARTNERS, LTD., a Texas limited partnership

	By:	Trevmar, LLC, General Partner

		By:	/s/ Mark D. Jordan
Mark D. Jordan, Manager

ASSIGNEES:	JP-KBS RICHARDSON HOLDINGS, LLC, a Delaware limited liability company

	By:	JP-Richardson, LLC, Managing Member

		By:	/s/ Mark D. Jordan
Mark D. Jordan, Manager